Exhibit 99.1

Ichor Holdings, Ltd. Announces Third Quarter 2018 Financial Results

FREMONT, Calif., November 6, 2018–(BUSINESS WIRE)–Ichor Holdings, Ltd. (NASDAQ: ICHR), a leader in the design, engineering, and manufacturing of critical fluid delivery subsystems for semiconductor capital equipment, today announced financial results for the third quarter of fiscal year 2018.

Highlights for the third quarter of 2018:

•	Revenues of $175 million;
•	Gross margin on a GAAP basis of 16.1% and 16.2% on a non-GAAP basis;
•	With net earnings of $0.39 per diluted share on a GAAP basis, our non-GAAP diluted EPS was $0.55;
•

Completed $30 million of share repurchases, inclusive of $10 million under the additional authorization of $50 million announced August 20th, and in the fourth quarter to date, purchased an additional $20 million.

“We are pleased to deliver solid earnings performance in the third quarter, demonstrating the resiliency of our variable operating model during a period of reductions in semiconductor capital equipment spending,” commented Tom Rohrs, Chairman and CEO of Ichor. “Year to date, Ichor’s revenue growth has outperformed overall industry spending, as we’ve done consistently for the last several years. For the first nine months of 2018, revenues are up 44% from the same period last year, and gross profits, operating profits, net income and EPS have all grown in excess of that rate. Given our variable manufacturing cost structure, we are able to take action to reduce expenditures in order to continue delivering strong profitability. After four straight years of growing demand for wafer fab equipment, during which period the only two pauses in capital spending were very brief in duration, the industry is now forecasting several quarters of spending levels significantly lower than the first-half 2018 run-rate. Ichor is well-positioned to deliver strong profitability during this period, as we continue executing on our strategy to expand our customer footprint and overall market share through close partnerships with the world’s leading semiconductor equipment companies.”

	Q3 2018	Q2 2018	Q3 2017
	(in thousands, except per share amounts and percentages)
U.S. GAAP Financial Results:
Net sales	$175,207	$248,973	$164,519
Gross profit percent	16.1%	17.6%	14.7%
Operating income percent	6.6%	10.4%	5.2%
Net income from continuing operations	$9,637	$28,040	$14,298
Diluted EPS	$0.39	$1.07	$0.54

	Q3 2018	Q2 2018	Q3 2017
	(in thousands, except per share amounts and percentages)
Non-GAAP Financial Results:
Net sales	$175,207	$248,973	$164,519
Gross profit percent	16.2%	17.8%	16.6%
Operating income percent	9.8%	12.7%	10.6%
Adjusted net income from continuing operations	$13,601	$26,721	$16,325
Diluted EPS	$0.55	$1.02	$0.62

U.S. GAAP Financial Results Overview

For the third quarter of 2018, revenue was $175.2 million, net income from continuing operations was $9.6 million, and net income from continuing operations per diluted share (“diluted EPS”) was $0.39. This compares to revenue of $249.0 million and $164.5 million, net income from continuing operations of $28.0 million and $14.3 million, and diluted EPS of $1.07 and $0.54, for the second quarter of 2018 and third quarter of 2017, respectively.

Non-GAAP Financial Results Overview

For the third quarter of 2018, non-GAAP adjusted net income from continuing operations was $13.6 million and non-GAAP adjusted diluted EPS was $0.55. This compares to non-GAAP adjusted net income from continuing operations of $26.7 million and $16.3 million, and non-GAAP adjusted diluted EPS of $1.02 and $0.62, for the second quarter of 2018 and third quarter of 2017, respectively.

Fourth Quarter 2018 Financial Outlook

For the fourth quarter of 2018, we expect revenue to be in the range of $140 to $150 million. We expect GAAP diluted EPS to be in the range of $0.11 to $0.19 and non-GAAP adjusted diluted EPS to be in the range of $0.32 to $0.40.

This outlook for non‑GAAP adjusted diluted EPS excludes known charges related to amortization of intangible assets, share‑based compensation expense, tax adjustments related to these non-GAAP adjustments, and non-recurring charges known at the time of providing this outlook. This outlook for non-GAAP adjusted diluted EPS excludes any items that are unknown at this time, such as non-recurring tax-related items or other unusual items which we are not able to predict without unreasonable efforts due to their inherent uncertainty.

Balance Sheet and Cash Flow Results

We ended the third quarter of 2018 with cash of $33.0 million, a net decrease of $30.4 million from the second quarter of 2018, primarily due to share repurchases of $30.3 million during the quarter.

The net decrease in cash of $36.3 million during the nine months ended September 28, 2018 from December 29, 2017 was primarily due to cash flow from operations of $27.4 million, proceeds from the issuance of ordinary shares under our share-based compensation plans of $6.1 million, and net borrowings on long-term debt of $5.4 million, offset by share repurchases of $60.3 million, capital expenditures of $11.4 million, debt modification costs from the refinancing of our credit facilities in February 2018 of $2.1 million, and net cash paid in connection with acquisitions of $1.4 million.

Our cash from operations during the nine months ended September 28, 2018 of $27.4 million was due to net income of $54.4 million and net non-cash charges of $18.2 million, partially offset by an increase in our net operating assets and liabilities of $45.2 million, net of acquired assets and liabilities. Non-cash charges primarily consist of depreciation and amortization of $17.4 million and share-based compensation of $6.3 million, partially offset by deferred income taxes of $6.2 million. The increase in our net operating assets and liabilities, net of acquired assets and liabilities, was primarily due to a decrease in accounts payable of $48.1 million and an increase in accounts receivable of $14.6 million, partially offset by a decrease in inventories of $22.6 million.

Use of Non-GAAP Financial Results

In addition to U.S. GAAP results, this press release also contains non-GAAP financial results, including non-GAAP gross profit, non‑GAAP operating income, non-GAAP adjusted net income from continuing operations, and non-GAAP adjusted diluted EPS. These non-GAAP metrics exclude amortization of intangible assets, share-based compensation expense, non-recurring expenses including adjustments to the cost of goods sold, tax adjustments related to those non-GAAP adjustments, and non-recurring discrete tax items including tax impacts from releasing a valuation allowance related to foreign tax credits, to the extent they are present in gross profit, operating income, and net income from continuing operations. A table showing these metrics on a GAAP and non-GAAP basis, with reconciliation footnotes thereto, is included at the end of this press release. Non-GAAP adjusted diluted EPS is defined as non-GAAP adjusted net income from continuing operations divided by weighted average diluted ordinary shares outstanding during the period.

Management uses non-GAAP gross profit, non-GAAP operating income, non-GAAP adjusted net income from continuing operations, and non-GAAP adjusted diluted EPS to evaluate our operating and financial results. We believe the presentation of non-GAAP results is useful to investors for analyzing business trends and comparing performance to prior periods, along with enhancing investors’ ability to view our results from management’s perspective. A table presenting the reconciliation of non-GAAP adjusted net income from continuing operations to U.S. GAAP net income from continuing operations is also included at the end of this press release.

Conference Call

We will conduct a conference call to discuss our third quarter 2018 results and business outlook on November 6, 2018, at 2:30 p.m. Pacific time.

To listen to the conference call via the Internet, please visit the investor relations section of our web site at ir.ichorsystems.com. To listen to the conference call via telephone, please call 844‑395‑9251 (domestic) or 478‑219‑0504 (international), conference ID: 8782499.

A taped replay of the webcast will be available shortly after the call on our website or by calling 855‑859‑2056 (domestic) or 404‑537‑3406 (international), conference ID: 8782499.

About Ichor

We are a leader in the design, engineering and manufacturing of critical fluid delivery subsystems and components for semiconductor capital equipment. Our product offerings include gas and chemical delivery subsystems, collectively known as fluid delivery subsystems, which are key elements of the process tools used in the manufacturing of semiconductor devices. Our gas delivery subsystems deliver, monitor and control precise quantities of the specialized gases used in semiconductor manufacturing processes such as etch and deposition. Our chemical delivery subsystems precisely blend and dispense the reactive liquid chemistries used in semiconductor manufacturing processes such as chemical-mechanical planarization, electroplating, and cleaning. We also manufacture precision machined components, weldments, and proprietary products for use in fluid delivery systems for direct sales to our customers. We also manufacture certain components for internal use in fluid delivery systems and for direct sales to our customers. This vertically integrated portion of our business is primarily focused on metal and plastic parts that are used in gas and chemical systems, respectively. We are headquartered in Fremont, CA. www.ichorsystems.com.

We use a 52 or 53 week fiscal year ending on the last Friday in December. The three months ended September 28, 2018, June 29, 2018, and September 29, 2017 were all 13 weeks. References to the third and second quarters of 2018 and the third quarter of 2017 relate to the three months ended September 28, 2018, June 29, 2018, and September 29, 2017, respectively.

Safe Harbor Statement

Certain statements in this release are "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "guidance," "expects," "intends," "projects," "plans," "believes," "estimates," "targets," "anticipates," “look forward,” and similar expressions are used to identify these forward-looking statements.

Examples of forward-looking statements include, but are not limited to, statements regarding expected revenue, growth, earnings, profitability, and industry trends for the fourth quarter of 2018, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on management’s current expectations and assumptions regarding Ichor’s business and industry, the economy and other future conditions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Many factors could cause actual results to differ materially and adversely from these forward-looking statements, including: (1) dependence on expenditures by manufacturers and cyclical downturns in the semiconductor capital equipment industry, (2) reliance on a very small number of original equipment manufacturers for a significant portion of sales, (3) negotiating leverage held by our customers, (4) competitiveness and rapid evolution of the industries in which we participate, (5) risks associated with weakness in the global economy and geopolitical instability, (6) keeping pace with developments in the industries we serve and with technological innovation generally, (7) designing, developing and introducing new products that are accepted by original equipment manufacturers in order to retain our existing customers and obtain new customers, (8) managing our manufacturing and procurement process effectively, (9) defects in our products that could damage our reputation, decrease market acceptance and result in potentially costly litigation, (10)  dependence on a limited number of suppliers and (11) the integration of recent acquisitions with Ichor, including the ability to retain customers, suppliers and key employees. Additional information concerning these and other factors can be found in Ichor's filings with the Securities and Exchange Commission (the “SEC”), including other risks, relevant factors and uncertainties identified in the "Risk Factors" section of Ichor's Annual Report on Form 10‑K filed with the SEC on March 13, 2018, and subsequent filings with the SEC.

All forward-looking statements in this press release are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. We undertake no obligation to update or revise any forward-looking statements contained herein, whether as a result of actual results, changes in Ichor’s expectations, future events or developments, or otherwise, except as required by law.

Contact:

Jeff Andreson, CFO 510-897-5200

Claire McAdams, IR 530-265-9899

IR@ichorsystems.com

Source: Ichor Holdings, Ltd.

ICHOR HOLDINGS, LTD.

Consolidated Balance Sheets

(dollars in thousands, except per share amounts)

(unaudited)

	September 28, 2018	December 29, 2017
Assets
Current assets:
Cash	$33,021	$68,794
Restricted cash	—	510
Accounts receivable, net	65,358	49,249
Inventories, net	133,663	154,541
Prepaid expenses and other current assets	4,373	5,357
Current assets from discontinued operations	—	3
Total current assets	236,415	278,454
Property and equipment, net	40,359	34,380
Other noncurrent assets	860	1,052
Deferred tax assets	994	994
Intangible assets, net	60,728	73,405
Goodwill	173,004	169,399
Total assets	$512,360	$557,684
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$77,697	$121,405
Accrued liabilities	9,249	12,211
Other current liabilities	4,281	6,715
Current portion of long-term debt	8,750	6,490
Current liabilities from discontinued operations	—	400
Total current liabilities	99,977	147,221
Long-term debt, less current portion, net	182,065	180,247
Deferred tax liabilities	4,032	10,558
Other non-current liabilities	3,062	2,896
Total liabilities	289,136	340,922
Shareholders’ equity:
Preferred shares ($0.0001 par value; 20,000,000 shares authorized; zero shares issued and outstanding)	—	—
Ordinary shares ($0.0001 par value; 200,000,000 shares authorized; 23,881,249 and 25,892,162 shares outstanding, respectively; 26,563,213 and 25,892,162 shares issued, respectively)	2	3
Additional paid in capital	227,079	214,697
Treasury shares at cost (2,681,964 and zero shares, respectively)	(60,317)	—
Retained earnings	56,460	2,062
Total shareholders’ equity	223,224	216,762
Total liabilities and shareholders’ equity	$512,360	$557,684

ICHOR HOLDINGS, LTD.

Consolidated Statement of Operations

(dollars in thousands, except per share amounts)

(unaudited)

	Three Months Ended			Nine Months Ended
	September 28, 2018	June 29, 2018	September 29, 2017	September 28, 2018	September 29, 2017
Net sales	$175,207	$248,973	$164,519	$682,209	$472,956
Cost of sales	146,993	205,098	140,323	567,521	401,239
Gross profit	28,214	43,875	24,196	114,688	71,717
Operating expenses:
Research and development	2,123	2,577	1,992	7,152	5,686
Selling, general, and administrative	10,658	11,647	11,430	38,016	26,272
Amortization of intangible assets	3,885	3,772	2,220	11,536	5,818
Total operating expenses	16,666	17,996	15,642	56,704	37,776
Operating income	11,548	25,879	8,554	57,984	33,941
Interest expense	2,553	2,303	739	7,360	2,104
Other expense (income), net	(84)	(217)	73	(60)	(325)
Income from continuing operations before income taxes	9,079	23,793	7,742	50,684	32,162
Income tax benefit from continuing operations	(558)	(4,247)	(6,556)	(3,714)	(5,558)
Net income from continuing operations	9,637	28,040	14,298	54,398	37,720
Discontinued operations:
Loss from discontinued operations before taxes	—	—	—	—	(721)
Income tax expense from discontinued operations	—	—	8	—	9
Net loss from discontinued operations	—	—	(8)	—	(730)
Net income	$9,637	$28,040	$14,290	54,398	36,990
Net income per share from continuing operations:
Basic	$0.40	$1.09	$0.57	$2.15	$1.51
Diluted	$0.39	$1.07	$0.54	$2.11	$1.45
Net income per share:
Basic	$0.40	$1.09	$0.57	$2.15	$1.48
Diluted	$0.39	$1.07	$0.54	$2.11	$1.42
Shares used to compute net income from continuing operations per share:
Basic	24,352,995	25,674,173	25,267,113	25,352,489	24,923,298
Diluted	24,674,912	26,120,717	26,278,147	25,840,494	26,008,346
Shares used to compute net income per share:
Basic	24,352,995	25,674,173	25,267,113	25,352,489	24,923,298
Diluted	24,674,912	26,120,717	26,278,147	25,840,494	26,008,346

ICHOR HOLDINGS, LTD.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine Months Ended
	September 28, 2018	September 29, 2017
Cash flows from operating activities:
Net income	$54,398	$36,990
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,405	8,351
Gain on sale of investments and settlement of note receivable	—	(241)
Share-based compensation	6,277	1,536
Deferred income taxes	(6,246)	(6,207)
Amortization of debt issuance costs	731	412
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(14,646)	(22,632)
Inventories	22,569	(18,915)
Prepaid expenses and other assets	1,336	4,112
Accounts payable	(48,104)	(2,081)
Accrued liabilities	(3,711)	(1,280)
Other liabilities	(2,639)	881
Net cash provided by operating activities	27,370	926
Cash flows from investing activities:
Capital expenditures	(11,385)	(6,609)
Cash paid for acquisitions, net of cash acquired	(1,443)	(49,542)
Proceeds from sale of investments and settlement note receivable	—	2,430
Net cash used in investing activities	(12,828)	(53,721)
Cash flows from financing activities:
Issuance of ordinary shares, net of fees	—	7,278
Issuance of ordinary shares under share-based compensation plans	6,215	6,331
Employees' taxes paid upon vesting of restricted share units	(70)	—
Repurchase of ordinary shares	(60,318)	—
Debt issuance and modification costs	(2,092)	(319)
Borrowings on revolving credit facility	17,162	10,000
Repayments on revolving credit facility	(5,000)	—
Proceeds from term loan	—	20,000
Repayments on term loan	(6,722)	(295)
Net cash provided by (used in) financing activities	(50,825)	42,995
Net decrease in cash	(36,283)	(9,800)
Cash at beginning of year	69,304	52,648
Cash at end of quarter	$33,021	$42,848
Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$5,987	$2,518
Cash paid during the period for taxes	$2,166	$150
Supplemental disclosures of non-cash activities:
Capital expenditures included in accounts payable	$790	$267

ICHOR HOLDINGS, LTD.

Reconciliation of U.S. GAAP Net Income from Continuing Operations to Non-GAAP Adjusted Net Income from Continuing Operations

(dollars in thousands, except per share amounts)

(unaudited)

	Three Months Ended			Nine Months Ended
	September 28, 2018	June 29, 2018	September 29, 2017	September 28, 2018	September 29, 2017
Net income from continuing operations	$9,637	$28,040	$14,298	$54,398	$37,720
Non-GAAP adjustments:
Amortization of intangible assets	3,885	3,772	2,220	11,536	5,818
Share-based compensation (1)	1,271	1,215	623	6,277	1,536
Other non-recurring expense, net (2)	397	447	2,076	2,283	2,528
Tax adjustments related to non-GAAP adjustments	(1,589)	(2,928)	(20)	(7,421)	(62)
Tax benefit from acquisitions (3)	—	—	(5,281)	—	(5,281)
Tax benefit from re-characterizing intercompany debt to equity (4)	—	—	(1,627)	—	(1,627)
Tax benefit from release of valuation allowance (5)	—	(4,140)	—	(4,140)	—
Adjustments to cost of goods sold (6)	—	—	—	—	1,752
Fair value adjustment to inventory from acquisitions (7)	—	315	3,004	4,839	3,004
Loss on Ajax acquisition arbitration settlement (8)	—	—	1,032	—	1,032
Non-GAAP adjusted net income from continuing operations	$13,601	$26,721	$16,325	$67,772	$46,420
Non-GAAP adjusted diluted EPS	$0.55	$1.02	$0.62	$2.62	$1.78
Shares used to compute diluted EPS	24,674,912	26,120,717	26,278,147	25,840,494	26,008,346

(1)

Included in share-based compensation for the nine months ended September 28, 2018 is $2.9 million from accelerating the vesting of our former CFO’s equity awards pursuant to separation benefits that became effective in January 2018.

(2)

Included in this amount for the second and third quarters of 2018 are acquisition-related expenses, comprised primarily of expense associated with a two year retention agreement between key management personnel of IAN.

Included in this amount for the third quarter of 2017 are (i) expenses incurred in connection with the secondary offering of our ordinary shares by affiliates of Francisco Partners and (ii) acquisition related expenses.

(3)	We recorded a $5.3 million in tax benefit in the third quarter of 2017 in connection with our acquisition of Cal‑Weld.
(4)

In the third quarter of 2017 we re-characterized intercompany debt to equity between our U.S. and Singapore entities resulting in a tax benefit of $1.6 million related to the reversal of previously accrued withholding taxes.

(5)	Represents the release of a valuation allowance against our foreign tax credit carryforwards we now expect to realize as a result of additional analysis of the Tax Cuts and Jobs Act.
(6)

During the second quarter of 2017, we corrected an error relating to translated inventory balances at our Malaysia and Singapore subsidiaries using an incorrect foreign currency rate. The error arose in prior period financial statements beginning in periods prior to 2014 and through 2016. The correction resulted in a $1.75 million increase in cost of sales and a corresponding decrease in gross profit in our consolidated statement of operations and a decrease to inventories in our consolidated balance sheet during the second quarter of 2017.

(7)

As part of our purchase price allocation for our acquisition of Cal‑Weld in July 2017 and our preliminary purchase price allocations for our acquisitions Talon in December 2017 and IAN in April 2018, we recorded acquired-inventory at fair value, resulting in a fair value step-up of $3.6 million, $6.2 million, and $0.3 million, respectively. These amounts were subsequently released to cost of sales as acquired-inventory was sold.

(8)

During the third quarter of 2017, we received a final arbitration ruling on our working capital claim with the sellers of Ajax. The ruling was outside the one year measurement period and therefore could not be considered an adjustment to goodwill, resulting in a charge to selling, general, and administrative expense.

ICHOR HOLDINGS, LTD.

U.S. GAAP and Non-GAAP Summary Consolidated Statements of Operations

(in thousands)

(unaudited)

	Quarter Ended		Quarter Ended		Quarter Ended
	September 28, 2018		June 29, 2018		September 29, 2017
	U.S. GAAP	Non-GAAP	U.S. GAAP	Non-GAAP	U.S. GAAP	Non-GAAP
Net sales	$175,207	$175,207	$248,973	$248,973	$164,519	$164,519
Cost of sales (1)	146,993	146,815	205,098	204,606	140,323	137,277
Gross profit	28,214	28,392	43,875	44,367	24,196	27,242
Operating expenses (2)	16,666	11,291	17,996	12,739	15,642	9,733
Operating income	11,548	17,101	25,879	31,628	8,554	17,509
Interest expense	2,553	2,553	2,303	2,303	739	739
Other expense (income), net	(84)	(84)	(217)	(217)	73	73
Income from continuing operations before income taxes	9,079	14,632	23,793	29,542	7,742	16,697
Income tax expense (benefit) from continuing operations (3)	(558)	1,031	(4,247)	2,821	(6,556)	372
Net income from continuing operations	$9,637	$13,601	$28,040	$26,721	$14,298	$16,325

(1)

Non-GAAP cost of sales excludes share-based compensation expense, an adjustment resulting from the correction of an immaterial error (see footnote 6 on page 8), and impacts from a step up in the fair value of acquired inventory in connection with our acquisitions of IAN, Talon, and Cal‑Weld (see footnote 7 on page 8).

(2)

Non-GAAP operating expenses excludes amortization of intangible assets, share-based compensation expense, an arbitration settlement loss related to our acquisition of Ajax (see footnote 8 on page 8), and other net non-recurring expenses (see footnote 2 on page 8).

(3)

Non-GAAP income tax expense from continuing operations excludes the a tax benefit from our acquisition of Cal‑Weld (see footnote 3 on page 8), a tax benefit from re-characterizing intercompany debt to equity (see footnote 4 on page 8), the tax impact from releasing a valuation allowance related to foreign tax credits (see footnote 5 on page 8), and the tax effects of our other non-GAAP adjustments.